Exhibit 5.1
February 21, 2006
Cepheid
904 Caribbean Drive
Sunnyvale, California 94089
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement (“Registration Statement”) on Form S-3 filed by Cepheid, a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 3, 2006, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed issuance and sale, from time to time, by the Company of shares of its Common Stock having a maximum aggregate public offering price of up to One Hundred Twenty Million Dollars ($120,000,000) (the “Stock”). The Stock may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	a copy of the Company’s Fifth Amended and Restated Articles of Incorporation, certified with the California Secretary of State on June 21, 2000;

(2)	a copy of the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on May 28, 2002;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Prospectus prepared in connection with the Registration Statement;

(5)	the minutes of a meeting of the Company’s Board of Directors (the “Board”) held on January 23, 2006, which include resolutions approving the filing of the Registration Statement, the issuance of Stock, and the establishment of a Pricing Committee of the Board (the “Pricing Committee”);

(6)	the stock records for the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent verifying the number of the Company’s issued and outstanding shares of capital stock as of February 3, 2006 and a list of option and warrant holders respecting the Company’s capital stock and of any rights to purchase capital stock that was

February 21, 2006

prepared by the Company and dated February 3, 2006 verifying the number of such issued and outstanding securities); and

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock to be issued and sold by the Company will be, when issued, properly signed by authorized officers of the Company or their agents.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     The Company has informed us that it intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission

February 21, 2006

or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its shareholders if required by the laws of the state of California, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.
     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for purposes of this opinion, and assuming that with respect to the issuance of any shares of Stock, (i) the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable shares of Stock are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Stock has been duly authorized, executed and delivered by Cepheid and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of Cepheid have taken all necessary corporate action to approve the issuance of the applicable shares of Stock and all matters related thereto; (v) the applicable shares of Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Common Stock reserved for issuance when the applicable shares of Stock are offered and sold; (vii) appropriate certificates evidencing the applicable shares of Stock will be executed and delivered by Cepheid; (viii) the full consideration stated in the Underwriting Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, will be paid for the applicable shares of Stock; and (ix) all applicable securities laws are complied with, it is our opinion that, when issued and sold by Cepheid, the Stock will be validly issued, and fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.
[Concluding paragraph follows on the next page]

February 21, 2006

     This opinion is intended solely for use in connection with the issuance and sale of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP
By:	/s/ Jeffrey R. Vetter
Jeffrey R. Vetter, a Partner

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